UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2005

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 13, 2005, Omnicell, Inc. (the “Company”) issued a press release announcing, among other things, the transfer of oversight of the manufacturing, engineering and quality operations of the Company from Dennis Wolf to Chris Drew.  With this change, Mr. Drew has become the Company’s principal operating officer.  Mr. Wolf will retain responsibility for compliance and control functions.  The Company believes that the separation of compliance and control functions from operational functions will more fully integrate operational processes.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company also announced the promotion of John Choma to Senior Vice-President of Human Resources and Employee Learning and Performance.

John Choma, 49, joined Omnicell in July 2004 as vice president, performance management.  Prior to joining Omnicell, he had his own performance management consulting firm, World Champion Performance.  From June 2001 to June 2003, Choma was responsible for training and development for Openwave Systems, a provider of operating systems for cellular phones. From 1997 to 2000, Choma managed the Enterprise Solutions Sales training, development and performance groups of Nortel Networks. He is a certified performance technologist from the International Society for Performance Improvement (ISPI). Choma holds a B.S. degree in education from the University of Virginia.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description
99.1	Press Release, January 13, 2005, announcing Omnicell, Inc. organizational changes.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by Omnicell, Inc., except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: January 13, 2005	By:	/s/ Dennis P. Wolf
Dennis P. Wolf,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Omnicell, Inc. dated January 13, 2005.